SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 12, 2022
SALARIUS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36812	46-5087339
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2450 Holcombe Blvd. Suite X Houston, TX		77021
(Address of principal executive offices)		(Zip Code)
(832) 834-6992
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	SLRX	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01 Entry into a Material Definitive Agreement.
Acquisition and Strategic Collaboration Agreement
On January 12, 2022, Salarius Pharmaceuticals, Inc., a Delaware corporation (the “Company”), entered into an Acquisition and Strategic Collaboration Agreement (the “ASCA”), effective January 12, 2022 (the “Effective Date”), with DeuteRx, LLC, a Delaware limited liability company (the “Seller”), pursuant to which the Seller agreed to sell, and Company agreed to purchase and assume from Seller, all of Seller’s rights, title, and interest in and to certain assets of the Seller, including the development product currently referred to as DRX-164 (the “Product”), Seller’s intellectual property, information and data related to the Product, tangible materials or reagents related to the Product, goodwill, rights and claims, other than certain excluded assets (collectively, the “Purchased Assets”), all as more specifically set forth in the ASCA, and assume certain Assumed Liabilities (as defined in the ASCA), upon the terms and subject to the conditions set forth in the ASCA. Contemporaneous with the execution of the ASCA, the Seller and Company entered into a R&D Services Agreement (as defined in the ASCA), which sets forth the terms and conditions upon which Seller will provide services to Company, including the implementation and performance of a Non-Clinical and Clinical Development Scope of Work (collectively, the “Transaction”).
The Purchased Assets were purchased for an aggregate purchase price of $1,500,000 U.S. Dollars (the “Cash Payment”) and the delivery of one million (1,000,000) shares of the Company’s common stock (the “Shares” and together with the Cash Payment, the “Purchase Price”). In addition to the Purchase Price for the Purchased Assets, the Company agreed to pay to Seller (i) Milestone Payments (as defined in the ASCA) upon the occurrence of an applicable Milestone Event (as defined in the ASCA) and (ii) Royalty Payments (as defined in the ASCA).
The foregoing description of the ASCA does not purport to be complete and is qualified in its entirety to the complete text of the ASCA, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K (“Current Report”) and is incorporated by reference herein.
The ASCA attached as Exhibit 10.1 hereto is included to provide investors and security holders with information regarding its terms, and it is not intended to provide any other factual information about the Company, the Seller or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the ASCA were made only for the purposes of the ASCA. The ASCA should be read in conjunction with the Company’s Forms 10-K, Forms 10-Q and other documents that are filed with the Securities and Exchange Commission.
Item 7.01 Regulation FD Disclosure.
On January 13, 2022, the Company issued a press release announcing the Transaction. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.
The information included under Item 7.01 (including Exhibit 99.1) is furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended (“Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.
Exhibit Number	Description
10.1+*	Acquisition and Strategic Collaboration Agreement, dated January 12, 2022.
99.1	Press Release Announcing the License Agreement, dated January 13, 2022.
+ Non-material schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Registrant hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the SEC.

* Certain identified information has been omitted pursuant to Item 601(b)(10) of Regulation S-K because such information is both (i) not material to investors and (ii) information that the Registrant treats as private or confidential. The Registrant hereby undertakes to furnish supplemental copies of the unredacted exhibit upon request by the SEC.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SALARIUS PHARMACEUTICALS, INC.

Date: January 13, 2022	By:	/s/ Mark J. Rosenblum
Mark J. Rosenblum Chief Financial Officer